UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2012
AAA BEST CAR RENTAL INC.
(Exact name of registrant as specified in its charter)
Nevada	333-170128	27-3038945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
37 Bannisters Road, Corner Brook, Newfoundland, Canada		A2H 1M5
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (709) 660-3056
351 E 16th Street, Paterson, NJ 07524
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 23, 2012, AAA Best Car Rental Inc. (the “Company”) entered into a consulting agreement with Dr. Ahmed Attia El Sheikh, wherein Dr. El Sheikh has agreed to provide certain consulting services as the Company’s Chief Agronomy Officer for a period of five (5) years, effective March 5, 2012.  As compensation, the Company has agreed to pay to Dr. El Sheikh $5,416.67 per month during the first year of services which will increase by $833.33 for every year of service provided by Dr. El Sheikh, up to a maximum increase of $4,166.67 per month during the fifth year of service.  In addition to the cash consideration, the Company has agreed to allot to Dr. Sheikh 500,000 post-split shares of the Company’s common stock issuable every year during the term of the consulting agreement, up to a total of 2,500,000 post-split shares.  As per the effective date of the agreement, we will appoint Dr. El Sheikh as our Chief Agronomy Officer on March 5, 2012.

Item 9.01	Financial Statements and Exhibits
10.1	Consulting Agreement between our company and Dr. Ahmed Attia El Sheikh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAA BEST CAR RENTAL INC.
/s/ Brian W. Dicks
Brian W. Dicks
President and Director

Date:	January 23, 2012